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                                                                   EXHIBIT 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ScanSoft, Inc. of our report dated January 30, 2005 with respect to the financial statements of Phonetic Systems Ltd. as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 which appear in Form 8-K/A dated April 18, 2005.


                                                /s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel                                KOST FORER GABBAY & KASIERER
September 16, 2005                              A Member of Ernst & Young Global